Filed Pursuant to Rule 424(b)(3)

Securities Act File No. 333-233605

Investment Company Act File No. 811-22437

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 23, 2020)

Supplement Dated January 11, 2023

to the currently effective Prospectus and Statement of Additional Information, as may be supplemented from time to time, for Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Fund”)

This supplement provides updated information beyond that contained in Prospectus and Statement of Additional Information and should be read in conjunction with the Prospectus and Statement of Additional Information.

All references to Mr. B. Scott Minerd are removed from the Fund’s Prospectus and Statement of Additional Information.

The Fund’s other portfolio managers will continue to serve as portfolio managers to the Fund. There is no change to the Fund’s investment objectives or principal investment strategies and the daily management of the Fund is expected to remain unchanged.

Please Retain This Supplement for Future Reference

GBABSUP-0123